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                                                                  EXHIBIT 10.65

                         INDUSTRIAL PROPERTY PORTFOLIO

                         AGREEMENT OF PURCHASE AND SALE



         This Agreement, dated as of April 30, 1998, is between Spieker Northwest, Inc., a California corporation ("Seller"), and American Industrial Properties REIT, a Texas Real Estate Investment Trust ("Buyer").

                                   ARTICLE I

                         PURCHASE AND SALE OF PROPERTY

         SECTION 1.1       SALE.

         Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, that certain real property located in Austin, Texas; Albuquerque, New Mexico; Colorado Springs, Colorado; Phoenix, Arizona; and Tucson, Arizona, together with any and all rights, privileges and easements appurtenant thereto owned by Seller, which real property is more particularly described in EXHIBIT A (comprised of EXHIBIT A-1 through EXHIBIT A-6) attached hereto and made a part hereof (collectively the "Land"), together with all of Seller's right, title and interest in all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all of Seller's right, title and interest in all development rights, land use entitlements, including without limitation building permits, licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights, and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of Seller's right, title and interest in and to all roads, easements, rights-of-way and alleys adjoining, serving or servicing the Land (collectively, the "Appurtenances"); together with all of Seller's right, title and interest in all improvements and fixtures located on the Land and Appurtenances, and all of Seller's right, title and interest in all apparatus, and equipment used in connection with the operation or occupancy of the Land and Appurtenances, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal or other services on the Land and Appurtenances, and along with all on-site parking facilities (collectively, the "Improvements", and together with the Land and Appurtenances, the "Real Property"); together with the personal property owned by Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Property, as described in SCHEDULE 1 attached hereto and made a part hereof but excluding any such personal property in Seller's property management offices, if any, on the Real Property (the "Personal Property"); together with any intangible personal property now or hereafter owned by Seller and used in the use or operation of the Real Property and Personal Property, including, without limitation, Seller's rights, if any, to the use of any trade names or trademarks in connection with the Real Property, provided that Seller makes no representation or warranty as to whether Seller has rights to the use of any trade names or trademarks or any other rights with respect to any trade names or trademarks, and Seller's right, title and interest with respect to



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leases, rental agreements, subleases and tenancies affecting the Real Property and Seller's interest in all security deposits, prepaid rents and lease guaranties (collectively, the "Intangible Property"). The Real Property, Personal Property and Intangible Property are collectively referred to herein as the "Property".

         SECTION 1.2       PURCHASE PRICE.

                (a) The purchase price of the Property is Forty-Three Million Five Hundred Thousand Dollars ($43,500,000) (the "Purchase Price"), allocated as provided on Exhibit B.

                (b) The Purchase Price shall be paid as follows:

                    (1) UPON THE EXECUTION OF THIS AGREEMENT BY BUYER AND SELLER, BUYER SHALL DEPOSIT IN ESCROW WITH COMMONWEALTH LAND TITLE COMPANY OF DALLAS (THE "TITLE COMPANY") AN ALL-CASH PAYMENT IN THE AMOUNT OF FOUR HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($435,000) (THE "DEPOSIT").

                    (2) THE DEPOSIT SHALL BE HELD IN AN INTEREST BEARING ACCOUNT AND ALL INTEREST THEREON SHALL BE DEEMED A PART OF THE DEPOSIT. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THEN THE DEPOSIT SHALL BE PAID TO SELLER AT THE CLOSING AND CREDITED AGAINST THE PURCHASE PRICE. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER'S DEFAULT HEREUNDER, THEN, AS BUYER'S SOLE REMEDIES, BUYER MAY EITHER: (1) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW, OR (2) BUYER MAY ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.9.

         INITIALS: SELLER ________          BUYER _______

                    (3) THE BALANCE OF THE PURCHASE PRICE, WHICH IS FORTY-THREE MILLION SIXTY-FIVE THOUSAND DOLLARS ($43,065,000), SHALL BE PAID TO SELLER IN IMMEDIATELY AVAILABLE FUNDS, SUBJECT TO THE PRORATIONS AND ADJUSTMENTS AS PROVIDED IN THIS AGREEMENT, AT THE CONSUMMATION OF THE PURCHASE AND SALE CONTEMPLATED HEREUNDER (THE "CLOSING").

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                                   ARTICLE II

                                   CONDITIONS

         SECTION 2.1       CONDITION PRECEDENT.

         Buyer's obligation to purchase the Property is conditioned upon the following:

                (a) Buyer's review and approval of updated preliminary title reports or commitments, together with copies of the underlying documents, and any surveys of the Property in Seller's possession. Seller shall furnish to Buyer a copy of such reports, together with the underlying documents, and any surveys in Seller's possession, within three (3) days after the date Seller receives a fully executed original of this Agreement (the "Delivery Period").

                (b) Buyer's review and approval of all tenant leases and any other occupancy agreements (as may have been amended, restated or renewed, hereinafter collectively referred to as the "leases") affecting the Property. Seller shall furnish to Buyer copies of the leases within the Delivery Period.

                (c) Buyer's review and approval of the physical condition of the Property.

                (d) Buyer's review and approval of all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

                (e) Subject to the provisions of the paragraph below, Buyer's review and approval of operating statements with respect to the Property for 1995, 1996, 1997 and for January and February 1998, and if prepared, March 1998, certificates of occupancy, licenses, approvals and permits regarding the Property, plans and specifications, soils and other reports, service contracts, and other contracts or documents which will be binding on Buyer after Closing. Seller shall deliver to Buyer within the Delivery Period copies of all such items in Seller's possession or in the possession of any current third party property manager of Seller which pertain to the Property; provided, however, Seller shall make any plans and specifications in its possession and any such contracts or documents of significance to the Property in its possession which pertain to the Property, available at the Property for Buyer's inspection and copying, at Buyer's expense, during reasonable business hours, and in lieu of Seller's furnishing Buyer with copies thereof. Notwithstanding the foregoing, Buyer's review shall not include a review of Seller's internal economic memoranda or reports, attorney-client privileged materials or Seller's appraisals of the Property, if any.

                (f) Buyer's review and approval of any other matters Buyer deems relevant to the Property, including, but not limited to, the following items to the extent in Seller's possession: a current rent roll, a schedule of the Personal Property, copies of the most recent tax bills, security incident reports, a schedule of filed litigation regarding or affecting the Property, a current aged receivables report, and copies of construction and equipment warranties.

                (g) Seller's agreement to cooperate, and to cause its third party employees, including without limitation its property manager and consultants, to cooperate with Buyer and Buyer's agents and consultants during the Contingency Period.

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         SECTION 2.2       CONTINGENCY PERIOD.

                (a) Buyer shall have until April 27, 1998 to review and approve the matters described in Sections 2.1(b)-(g) above in Buyer's sole discretion and Buyer shall have until April 29, 1998, to review and approve the matters described in 2.1(a) (such period being referred to herein as the "Contingency Period"). If Buyer determines to proceed with the purchase of the Property, then Buyer shall, before the end of the Contingency Period, notify Seller in writing that Buyer has approved all of the matters described in Section 2.1(a)-(g) above subject to other termination rights contained herein, including the right to terminate this Agreement pursuant to subsection 4.1(c) below. If before the end of the Contingency Period, Buyer fails to provide written notice of its election to proceed with the purchase of the Property or to terminate this Agreement, then Buyer shall be deemed to have elected to terminate this Agreement. In the event Buyer elects to terminate this Agreement by written notice to Seller or is deemed to have elected to terminate this Agreement pursuant to the terms hereof, the Deposit and any accrued interest thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below.

                (b) Promptly following the execution of this Agreement, Seller shall provide to Buyer's representatives and its independent accounting firm access to all financial and other information relating to the operation of the Property which is Seller's possession. Seller shall authorize any attorneys who have represented Seller in any material litigation pertaining to or affecting the Property to respond, at Buyer's expense, to inquiries from Buyer's representatives and independent accounting firm. If this Agreement terminates prior to the Closing, other than by reason of a default of Seller, Buyer shall deliver to Seller copies of any audited financial statements of the Property prepared for Buyer and assign to Seller without warranty all of Buyer's rights thereto.

                                  ARTICLE III

                              BUYER'S EXAMINATION

         SECTION 3.1       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Subject to the provisions of Sections 3.2 and 3.3 below, Seller hereby makes the following representations and warranties, provided that Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") which will be set forth in SCHEDULE 2 which Seller shall deliver to Buyer within five (5) business days after the mutual execution and delivery hereof and which at that time will be attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

                (a) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or

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substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (b) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

                (c) This Agreement (i) has been duly authorized, executed and delivered by Seller, and (ii) does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                (d) Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

                (e) To the best of Seller's knowledge, the only tenant leases in force for the Property are set forth in the tenant list attached hereto as EXHIBIT C and made a part hereof and to the best of Seller's knowledge, there are no tenant improvement obligations of Landlord except as set forth in the leases or as otherwise disclosed to Buyer in writing.

                (f) To the best of Seller's knowledge, no consents are required for the performance of Seller's obligations hereunder.

                (g) To the best of Seller's knowledge, Seller has not received written notice from any Significant Tenant, as defined below, that Seller has not performed its material obligations under such Significant Tenant's lease. As used herein, the term Significant Tenant shall mean any tenant occupying five percent (5%) or more of any one of the six (6) real properties comprising the Real Property.

                (h) To the best of Seller's knowledge, the only service contracts and amendments thereto that will be in effect on the Closing Date are described on SCHEDULE 5 attached hereto and made a part hereof, subject to the provisions of Article VII below.

                (i) As of the date of this Agreement, Seller has not received any written notice of any pending or threatened condemnation of all or any portion of the Property.

                (j) As of the date of this Agreement, Seller has not received written notice of any litigation that is pending or threatened with respect to the Property, except (i) litigation fully covered by insurance policies (subject to customary deductibles), or (ii) litigation set forth in SCHEDULE 6 attached hereto and made a part hereof.

                (k) As of the date of this Agreement, except as set forth in the Due Diligence Materials, as defined below, Seller has not received any written notice from any governmental authority that all or any portion of any Property is in material violation of any applicable building codes or any applicable environmental law (relating to clean-up or abatement), zoning law or land use law, or any other applicable local, state or federal law or regulation relating to the Property, which material violation has not been cured or remedied prior to the date of this Agreement.

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                (l) Seller has not granted any option or right of first refusal or first opportunity to any party of acquire any fee or ground leasehold interest in any portion of the Property.

         Each of the representations and warranties of Seller contained in this
Section 3.1: (1) is true as of the date of this Agreement; (2) shall be deemed remade by Seller, and shall be true in all material respects as of the date of Closing, subject to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer including, without limitation, the documents, surveys, reports, items and other materials delivered to or made available to Buyer pursuant to Article II hereof (the "Due Diligence Materials"), and (3) shall survive the close of escrow as provided in
Section 3.3 below.

         SECTION 3.2       NO LIABILITY FOR EXCEPTION MATTERS.

                (a) As used herein, the term "Exception Matter" shall refer to a matter disclosed to Buyer in writing or discovered by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Agreement untrue or incorrect, including, without limitation, matters disclosed in writing to Buyer by Seller or by any other person. If Buyer obtains knowledge of any Exception Matter after the date hereof, Buyer may terminate this Agreement and receive a return of the Deposit upon written notice to Seller within five (5) days after Buyer learns of such Exception Matter if Seller elects not to cure or remedy any such Exception Matter.

                (b) Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Buyer shall consummate the acquisition of the Property subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any document delivered pursuant to the terms hereof. If Buyer elects to terminate this Agreement on the basis of any Exception Matter, Buyer shall so notify Seller in writing within five (5) days following Buyer's discovery of the Exception Matter, and the Deposit shall be returned to Buyer. Buyer's failure to give such notice within such 5-day period shall be deemed a waiver by Buyer of such Exception Matter. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.9 below. Seller shall have no obligation to cure or remedy any Exception Matter, and, subject to Buyer's right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.

         SECTION 3.3       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Seller and Buyer contained herein shall survive six months from the Closing, except that Buyer's representations and warranties in Sections 3.5(d) shall survive indefinitely. Any claim which Buyer or Seller may have at any time against the other for a breach of any such representation or warranty (other than those contained in Sections 3.5(d), whether known or unknown, which is not asserted by written notice to Seller or Buyer

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within nine (9) months after the Closing shall not be valid or effective, and the party shall have no liability with respect thereto.

         SECTION 3.4       SELLER'S KNOWLEDGE

         For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Dennis Singleton and John Foster at the times indicated only and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate.

         SECTION 3.5       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

                (a) Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                (b) Buyer represents and warrants to Seller that Buyer has not
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (c) Buyer is duly formed and validly existing under the laws of the State of Texas. Buyer has duly authorized, executed and delivered this Agreement.

                (d) Buyer is purchasing the Property as investment rental property, and not for Buyer's own operations or use.

         Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing as provided in Section 3.3 above.

         SECTION 3.6       BUYER'S INDEPENDENT INVESTIGATION.

                (a) Buyer acknowledges and agrees that it has been given or will be given before the end of the Contingency Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

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                    (1) ALL MATTERS RELATING TO TITLE, TOGETHER WITH ALL
GOVERNMENTAL AND OTHER LEGAL REQUIREMENTS SUCH AS TAXES, ASSESSMENTS, ZONING, USE PERMIT REQUIREMENTS AND BUILDING CODES.

                    (2) THE PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, THE EXTERIOR, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE REAL PROPERTY AND WITHIN EACH TENANT SPACE THEREIN, THE STRUCTURE, SEISMIC ASPECTS OF THE PROPERTY, THE PAVING, THE UTILITIES, AND ALL OTHER PHYSICAL AND FUNCTIONAL ASPECTS OF THE PROPERTY. SUCH EXAMINATION OF THE PHYSICAL CONDITION OF THE PROPERTY SHALL INCLUDE AN EXAMINATION FOR THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS, AS DEFINED BELOW, WHICH SHALL BE PERFORMED OR ARRANGED BY BUYER AT BUYER'S SOLE EXPENSE. FOR PURPOSES OF THIS AGREEMENT, "HAZARDOUS MATERIALS" SHALL MEAN INFLAMMABLE EXPLOSIVES, RADIOACTIVE MATERIALS, ASBESTOS, POLYCHLORINATED BIPHENYLS, LEAD, LEAD-BASED PAINT, UNDER AND/OR ABOVE GROUND TANKS, HAZARDOUS MATERIALS, HAZARDOUS WASTES, HAZARDOUS SUBSTANCES, OIL, OR RELATED MATERIALS, WHICH ARE LISTED OR REGULATED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 6901, ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), THE AND TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.), THE ARIZONA ENVIRONMENTAL QUALITY ACT, A.R.S. SECTIONS 49-201, ET SEQ.; THE ARIZONA "STATE SUPERFUND" PROVISIONS, A.R.S. SECTIONS 49-281, ET SEQ.; THE ARIZONA SOLID WASTE MANAGEMENT PROVISIONS, A.R.S. SECTIONS 49-701, ET SEQ.; THE ARIZONA HAZARDOUS WASTE MANAGEMENT ACT, A.R.S. SECTIONS 49-921, ET SEQ.; AND THE ARIZONA UNDERGROUND STORAGE TANK PROVISIONS, A.R.S. SECTIONS 49-1001, AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAWS.

                    (3) ANY EASEMENTS AND/OR ACCESS RIGHTS AFFECTING THE
PROPERTY.

                    (4) THE LEASES AND ALL MATTERS IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, THE ABILITY OF THE TENANTS TO PAY THE RENT AND THE ECONOMIC VIABILITY OF THE TENANTS.

                    (5) THE SERVICE CONTRACTS AND ANY OTHER DOCUMENTS OR AGREEMENTS OF SIGNIFICANCE AFFECTING THE PROPERTY.

                    (6) ALL OTHER MATTERS OF MATERIAL SIGNIFICANCE AFFECTING THE PROPERTY.

                (b) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION
3.1 ABOVE, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and

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physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the leases, service contracts, or other agreements affecting the Property and (xi) the economics of the operation of the Property.

         SECTION 3.7       RELEASE.

                (a) Without limiting the above, but subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any other federal, state or local law.

         SECTION 3.8       SURVIVAL.

         The provisions of this Article III shall survive the Closing, subject to the qualifications and limitations contained herein.

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                                  ARTICLE IV

                                     TITLE

         SECTION 4.1       CONDITIONS OF TITLE.

         At the Closing, Seller shall convey title to the Real Property to Buyer by special warranty deeds (the "Deeds") subject to no exceptions other than:

                (a) Interests of tenants in possession;

                (b) Non-delinquent liens for real estate taxes and assessments; and

                (c) Any exceptions disclosed by the preliminary title reports and commitments and any amendments or supplements thereto delivered to Buyer during the Contingency Period, or the Due Diligence Materials, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property, except for any exceptions which Seller, in Seller's sole discretion, elects to remove from title pursuant to the provisions of this Section below.

         Buyer shall notify Seller in writing before the expiration of the Contingency Period if Buyer has an objection to any of the aforesaid matters. If Buyer does not give Seller timely written notice of any such objection, all of the foregoing exceptions shall be the "Conditions of Title." If Buyer does give Seller timely written notice of any such matters objected to by Buyer (the "Disapproved Matters"), then Seller shall notify Buyer in writing within one
(1) business day after receipt, as to whether Seller will remove any of the Disapproved Matters from title to the Property prior to Closing. Seller shall have absolutely no obligation to remove any Disapproved Matter. If Seller elects in writing to remove any Disapproved Matter, then Seller shall do so at Seller's cost prior to Closing and the Conditions of Title shall include all said matters referred to in clauses (b) and (c) above except for any such Disapproved Matter removed by Seller. If Seller elects not to remove all such Disapproved Matters or if Seller does not give Buyer written notice of its election within the one (1) business day period, then this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except as provided in Section 6.1,
9.3 and 9.9 hereof unless on or before three (3) business days after Seller's receipt of Buyer's Disapproved Matters, Buyer gave Seller written notice that Buyer is waiving its objections to the Disapproved Matters and agrees in such notice that the Disapproved Matters shall be part of the Conditions of Title. If there are additional exceptions to title that were not disclosed to Buyer during the Contingency Period and that are disclosed to Buyer after the expiration of the Contingency Period, then Buyer shall have, as Buyer's sole rights and remedies, the right to approve such additional exceptions and proceed with the Closing or to terminate this Agreement as provided below. Buyer shall notify Seller in writing on or before three (3) business days after receiving notice of any additional exception to title as to whether Buyer approves or disapproves such exceptions. Buyer's failure to give Seller written notice of Buyer's approval during such three (3) business day period shall be deemed an election by Buyer to disapprove the title exceptions. If Buyer disapproves the additional exceptions by providing written notice to Seller within said three (3) business day period, then this Agreement shall terminate and the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer approves the additional title exceptions, such additional title exceptions shall become part of the Conditions of Title.

By acceptance of the Deeds and the Closing of the purchase and sale of the Property, (i) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (ii) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing. Nothing herein is intended to limit Buyer's right to approve title matters in its sole discretion during the Contingency Period pursuant to the provisions of Article II above.

         SECTION 4.2       EVIDENCE OF TITLE.

         Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner's ALTA Policies of Title Insurance (for the properties located in Arizona and Colorado) and a standard form owner policy of title insurance (for the properties located in Texas and New Mexico), in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the "Title Policy"). Buyer shall have prepared, at Buyer's cost, the ALTA surveys of the Property necessary to support the issuance of the Title Policy. Buyer shall provide Seller with copies of such surveys at no cost to Seller.

                                   ARTICLE V

                      RISK OF LOSS AND INSURANCE PROCEEDS

         SECTION 5.1       MINOR LOSS.

         Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Four Hundred Thirty-Five Thousand Dollars ($435,000) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then the amount of such proceeds or awards shall be a credit against the Purchase Price, subject to the amount needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

         SECTION 5.2       MAJOR LOSS.

         If the amount of the damage or destruction or condemnation as specified above exceeds Four Hundred Thirty-Five Thousand Dollars ($435,000), then Buyer may, at its option to be exercised within ten (10) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such 10-day period that Buyer will proceed with the purchase, then the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then the amount of such proceeds or awards shall be a credit against the Purchase Price, subject to the amount needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

                                  ARTICLE VI

                              BROKERS AND EXPENSES

         SECTION 6.1       BROKERS.

         The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for CB Commercial Real Estate ("Seller's Broker"). There are no claims or rights for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement, except for the commission due, if any, to Seller's Broker, which shall be paid at Closing pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

         SECTION 6.2       EXPENSES.

         Except as provided in Sections 4.2 above and 8.5 below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                          LEASES AND OTHER AGREEMENTS

         SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

         Between the date hereof and the Closing, Seller shall not enter into any new lease or other agreement affecting the Property, or modify or terminate any existing lease or other agreement affecting the Property, without first obtaining Buyer's written approval, which, during the Contingency Period, will not be unreasonably withheld or delayed. Buyer shall have sole discretion after the Contingency Period to approve or disapprove any such proposed action. Notwithstanding the foregoing, if Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within three (3) business days after Seller notifies Buyer in writing of Seller's desire to take such action and provides to Buyer an economic term sheet for the lease, reasonable financial information on the tenant and other information reasonably requested by Buyer, then Buyer shall be deemed to have given its approval. Buyer agrees that Buyer has approved the proposed leases and lease terms more particularly described in SCHEDULE 3 attached hereto and made a part hereof.

         SECTION 7.2       TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS.

         With respect to any new lease or lease modification entered into by Seller before the Closing Date and not shown on the original list of leases presented to Buyer and attached hereto as SCHEDULE 4 and made a part hereof or lease renewal or lease extension that is approved by Buyer or deemed approved by Buyer, if Seller performs or pays or contracts for any tenant improvement work or pays or contracts for any leasing commissions before the Closing, then such expenses shall be reimbursed by Buyer to Seller at Closing, and Buyer shall, at Closing, assume any and all remaining obligations with respect to such tenant improvements and leasing commissions pursuant to the Assignment of Leases as defined below. Buyer shall reimburse Seller for Seller's out of pocket legal costs incurred to negotiate any new lease or lease modification, or any lease renewal or extension occurring after the date on SCHEDULE 4. On and after the Closing, Seller shall have no further obligations with respect to any leases or other agreements affecting the Property, including, without limitation, tenant improvement work and leasing commissions. Notwithstanding the foregoing, Buyer and Seller acknowledge that at Closing, Buyer shall receive a credit of (i) Ninety-Six Thousand Sixty-Three Dollars and Thirty-Three cents ($96,063.33) for Sun Strand's unused tenant improvement allowance and the cost of the transformer, (ii) One Hundred Forty-Four Thousand Dollars ($144,000) for CIGNA's lease non-renewal fee, and (iii) One Hundred Fifty Thousand Dollars ($150,000) for the roof located at Tucson Tech Center. The provisions of this Section shall survive the Closing.

         SECTION 7.3       TENANT NOTICES.

         At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for all the tenant's security deposit, provided that Buyer is given credit at Closing for such security deposit. The form of the notice shall be otherwise reasonably acceptable to the parties.

         SECTION 7.4       OPERATION OF PROPERTY.

         From the date hereof, Seller shall maintain and operate the Property in the ordinary course of business; provided, however, that Seller shall not be obligated to make capital expenditures except as may be necessary to maintain the Property in the same condition it was in at the expiration of the Contingency Period, subject to normal wear and tear and loss by casualty.

                                 ARTICLE VIII

                               CLOSING AND ESCROW

         SECTION 8.1       ESCROW INSTRUCTIONS.

         Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         SECTION 8.2       CLOSING.

         The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on May 6, 1998, and before 5:00 p.m. local time, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). Upon ten (10) days' written notice to Buyer, Seller shall have the right to extend the Closing Date by a period of up to forty-five (45) days. The Closing Date and time may not otherwise be extended without the prior written approval of both Seller and Buyer.

         SECTION 8.3       DEPOSIT OF DOCUMENTS.

                (a) At or before the Closing, Seller shall deposit into escrow the following items with respect to the Property:

                    (1) THE DULY EXECUTED AND ACKNOWLEDGED DEEDS IN THE FORM ATTACHED HERETO AS EXHIBIT D CONVEYING THE REAL PROPERTY TO BUYER SUBJECT TO THE CONDITIONS OF TITLE;

                    (2) FOUR (4) DULY EXECUTED COUNTERPARTS OF THE BILL OF SALE IN THE FORM ATTACHED HERETO AS EXHIBIT E (THE "BILL OF SALE");

                    (3) FOUR (4) DULY EXECUTED COUNTERPARTS OF AN ASSIGNMENT AND ASSUMPTION OF LEASES, SERVICE CONTRACTS AND WARRANTIES IN THE FORM ATTACHED HERETO AS EXHIBIT F (THE "ASSIGNMENT OF LEASES");

                    (4) AN AFFIDAVIT PURSUANT TO SECTION 1445(B)(2) OF THE FEDERAL CODE, AND ON WHICH BUYER IS ENTITLED TO RELY, THAT SELLER IS NOT A "FOREIGN PERSON" WITHIN THE MEANING OF SECTION 1445(F)(3) OF THE FEDERAL CODE;

                    (5) AN AFFIDAVIT OF PROPERTY VALUE FOR THE PROPERTIES LOCATED IN ARIZONA;

                    (6) A STATUTORY NOTICE TO PURCHASERS OF REAL PROPERTY FOR THE PROPERTY LOCATED IN TEXAS;

                    (7)AN ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATIONS FOR THE PROPERTY LOCATED IN NEW MEXICO IN THE FORM ATTACHED HERETO AS EXHIBIT H;

                    (8) A REAL PROPERTY TRANSFER DECLARATION FOR THE PROPERTIES LOCATED IN COLORADO;

                    (9) A DR-1083 FOR THE PROPERTIES LOCATED IN COLORADO; AND

                    (10) AN ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATION FOR THE PROPERTY LOCATED IN TEXAS IN THE FORM ATTACHED HERETO AS EXHIBIT I.

                (b) At or before Closing, Buyer shall deposit into escrow the following items:

                    (1) FUNDS NECESSARY TO CLOSE THIS TRANSACTION;

                    (2) FOUR (4) DULY EXECUTED COUNTERPARTS OF THE BILL OF SALE; AND

                    (3) FOUR (4) DULY EXECUTED COUNTERPARTS OF THE ASSIGNMENT OF LEASES;

                    (4) AN AFFIDAVIT OF PROPERTY VALUE FOR THE PROPERTIES LOCATED IN ARIZONA;

                    (5) A STATUTORY NOTICE TO PURCHASERS OF REAL PROPERTY FOR THE PROPERTY LOCATED IN TEXAS;

                    (6)AN ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATIONS FOR THE PROPERTY LOCATED IN NEW MEXICO IN THE FORM ATTACHED HERETO AS EXHIBIT H; AND

                    (7)AN ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATION FOR THE PROPERTY LOCATED IN TEXAS IN THE FORM ATTACHED HERETO AS EXHIBIT I.

                (c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder, and executed by Seller, Buyer and Title Company. The Designation Agreement shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

                (d) Seller shall deliver to Buyer originals of the leases, copies of the tenant correspondence files (for the three (3) most recent years of Seller's ownership of the Property only), and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Section 2.1(e) above except for Seller's general ledger and other internal books or records, within two (2) business days after the Closing Date. If requested by Buyer, Seller shall provide Buyer with reasonable access to Seller's original tenant correspondence files after Closing. Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.

         SECTION 8.4       ESTOPPEL CERTIFICATES.

                (a) If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use its reasonable efforts to obtain recertifications of estoppel certificates from each tenant of the Property in the form attached hereto as EXHIBIT G or in another form approved by Buyer. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain a recertification of an estoppel certificate in the form described above from all of the tenants listed on Schedule 7 attached hereto and from tenants of the Property covering at least ninety percent (90%) of the rentable/revenue producing square footage of the Property (which tenants shall include those listed on Schedule 7).

                (b) If the condition contained in Section 8.4(a) above is not satisfied, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.9 below.

         SECTION 8.5       PRORATIONS.

                (a) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the unamortized portion thereof), shall all be prorated as of 12:01 a.m. on the date the Deeds are recorded on the basis of a 365-day year. Seller shall receive a credit at Closing for the tenant improvements and leasing commissions described in
Section 7.2. Any sums collected by Buyer from tenants after the Closing shall be promptly paid to current rents and then to Seller to the extent of any remaining rents and other sums which were delinquent at Closing. Buyer shall use reasonable efforts to collect such delinquent rents but shall have no obligation to commence a legal proceeding to collect such sums. If Buyer has not been able to collect any delinquent rents within ninety (90) days after the Closing, Seller may bring legal actions to collect such rents, provided Seller shall have no right to terminate any tenant's lease. The amount of any security deposits under tenant leases shall be credited against the Purchase Price. Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property. Seller shall use reasonable efforts to obtain a utility reading immediately prior to the Closing Date. Buyer shall cause all utilities to be transferred into Buyer's name and account at the time of Closing. Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party.

                (b) For the properties located in Arizona, Seller shall pay for the premium for a standard coverage title policy. Buyer shall pay for (i) the additional premium for extended coverage and (ii) the cost of all endorsements. The escrow fees and recording costs shall be equally borne by both Buyer and Seller.

                    For the property located in New Mexico, Seller shall pay for the title insurance policy. Buyer shall pay for (i) the cost of all endorsements and the costs of deleting the standard preprinted exceptions, (ii) all recording costs and (iii) the environmental audit and any other inspections. The escrow fees shall be equally borne by both Buyer and Seller.

                    For the property located in Texas, Seller shall pay for (i) the title insurance premium, and (ii) the cost of recording the deed. Buyer shall pay for the cost of all endorsements. The escrow fees shall be equally borne by both Buyer and Seller.

                    For the properties located in Colorado, Buyer shall pay for
(i) all recording costs, (ii) the documentary fees and (iii) the costs of all endorsements and extended title coverage. Seller shall pay for the premium for basic title coverage. The escrow fees shall be equally borne by both Buyer and Seller.

                    All other costs associated with the closing of the transaction contemplated herein shall be paid in accordance with the local custom of the county in which the Property is located.

                (c) The provisions of this Section 8.5 shall survive the Closing.

                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1       NOTICES.

         Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by Facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

         To Buyer:                  American Industrial Properties REIT
                                    6210 North Beltline, Suite 170
                                    Irving, TX  75063-2656
                                    Attention:  Mr. Lew Friedland
                                    Fax No.:  (972) 756-0704
                                    Phone No.:  (972) 756-6000

         with a copy to:            Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                    2001 Ross Avenue, Suite 3000
                                    Dallas, TX  25201-8001
                                    Att'n:  Brad B. Hawley, Esq.
                                    Fax No.: (214) 849-5599

         To Seller :                Spieker Properties
                                    2180 Sand Hill Road, Suite 200
                                    Menlo Park, CA  94025
                                    Att'n:  Dennis E. Singleton
                                    Fax No.:  (650) 854-6594

         with copies to:            Spieker Properties
                                    2180 Sand Hill Road, Suite 200
                                    Menlo Park, CA  94025
                                    Att'n:  Sara Reynolds
                                    Fax No.:  (650) 854-6594

                                    Spieker Properties
                                    590 LaPlace Court, Suite 100
                                    Carlsbad, CA  92008
                                    Att'n:  Fred Reed
                                    Fax No.:  (760) 931-1761
         and a copy to:             Orrick, Herrington & Sutcliffe LLP
                                    400 Sansome Street
                                    San Francisco, California 94111
                                    Att'n:  Michael H. Liever, Esq.
                                    Fax No.:  (415) 773-4285

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

         SECTION 9.2       ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

         SECTION 9.3       ENTRY AND INDEMNITY.

         In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, in Seller's sole discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, employees or contractors. Buyer shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto, and Seller, at Seller's election, shall be entitled to have a representative on any phone or other contact made by Buyer to a governmental authority and present at any meeting by Buyer with a governmental authority. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

         SECTION 9.4       TIME.

         Time is of the essence in the performance of each of the parties' respective obligations contained herein.

         SECTION 9.5       ATTORNEYS' FEES.

         If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements.

         SECTION 9.6       ASSIGNMENT.

         Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of Seller. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. In connection with any assignment pursuant to the terms hereof, the assignee shall assume all of the rights and obligations of Buyer hereunder pursuant to a document acceptable to Seller and delivered to Seller prior to the assignment. Subject to that limitation, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         SECTION 9.7       COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.8       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State in which the relevant portion of the Property is located.

         SECTION 9.9       CONFIDENTIALITY AND RETURN OF DOCUMENTS.

         Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party except if required by law. This provision shall survive the Closing or any termination of this Agreement.

         SECTION 9.10      INTERPRETATION OF AGREEMENT.

         The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

         SECTION 9.11      LIMITED LIABILITY.

         The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller.

         SECTION 9.12      AMENDMENTS.

         This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

         SECTION 9.13      NO RECORDING.

         Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

         SECTION 9.14 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.

         The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

         SECTION 9.15      NO PARTNERSHIP.

         The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

         SECTION 9.16      NO THIRD PARTY BENEFICIARY.

         The provisions of this Agreement are not intended to benefit any third parties.

         SECTION 9.17      LIMITATION ON LIABILITY.

         Notwithstanding anything to the contrary contained herein, after the Closing the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, under this Agreement (including, without limitation, for any breach of representation and warranty contained herein) and any and all documents executed pursuant hereto or in connection herewith (collectively the "Other Documents") including, without limitation, the Deeds, the Bills of Sale and the Assignments of Leases, shall under no circumstances whatsoever exceed Two Percent (2%) of the Purchase Price.

         SECTION 9.18      BUYER'S ACKNOWLEDGMENT OF SATISFACTION OF CONDITIONS.

         Notwithstanding anything to the contrary contained herein including, without limitation, the provisions of Article II and Section 4.1, Buyer acknowledges and agrees that it has reviewed and approved all of the Due Diligence Materials, conditions and other items and matters described or referred to in Section 2.1(a) through (g) and the title matters described in
Section 4.1, and that the conditions contained in Sections 2.1(a) through (g) and Section 4.1 have been satisfied.

         SECTION 9.19      LIMITATION ON INDEMNIFICATION.

         To the extent, if at all, that N.M. Stat. Ann. Section 56-7-1 is applicable to this Agreement, or any related documents, any agreement to indemnify any indemnitee in this Agreement or any related documents, will not extend to liability, claims, damages, losses or expenses, including fees of lawyers, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by an indemnitee or the agents or employees of the indemnitee or (ii) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to the property.

         SECTION 9.20 SPECIAL PROVISIONS REGARDING PROPERTIES LOCATED IN THE STATE OF COLORADO.

         Special taxing districts may be subject to general obligation indebtedness that is paid by revenues produced from annual tax levies on the taxable property within such districts. Property owners in such districts may be placed at risk for increased mill levies and excessive tax burdens to support the servicing of such debt where circumstances arise resulting in the inability of such a district to discharge such indebtedness without such an increase in mill levies. Buyer should investigate the debt financing requirements of the authorized general obligation indebtedness of such districts, existing mill levies of such district servicing such indebtedness, and the potential for an increase in such mill levies.

         SECTION 9.21      MANAGER LETTERS.

         Buyer will have its accountants audit the operating statements and books and records with respect to each of the real properties constituting the Property. Buyer has requested that each manager of each such real property (a "Manager") give the Buyer a certification letter (the

"Certification Letter") with respect to such operating statements and books and records. Seller is willing to allow each such Manager to provide such a Certification Letter only upon the terms and conditions set forth in this Section. Buyer hereby expressly acknowledges and agrees that Manager in giving the Certification Letter is doing so only on its own behalf and not on behalf of or as agent of Spieker. Buyer hereby agrees to, and shall, indemnify and hold Seller and the Seller Related Parties harmless from and against any and all claims, losses, liabilities, damages, causes of action, costs and expenses, including, without limitation, attorney's fees and costs, of whatever nature, arising out of or in connection with the Certification Letters and the reliance thereon by Buyer or any other party. Each Manager must confirm to Spieker in a letter acceptable to Spieker that it is giving the Certification Letter on its own behalf and not on behalf of or as agent of Seller and that the Manager will not look to Spieker for indemnification, compensation or any other obligations with respect to any Certification Letter.

         SECTION 9.22      LETTER OF CREDIT.

         At or before Closing, Seller shall deliver into escrow (i) the original Bank of America Irrevocable Standby Letter of Credit No. C7340430, as amended (the "Dell LC"); (ii) a copy of the Letter to Bank of America dated April 29, 1998 and executed by Michael Watt, Chief Operating Officer of Dell Financial Services and any supplements thereto (the "Dell Letter"); and (iii) a copy of the Letter to Bank of America dated April 30, 1998 and executed by Sara
H. Reynolds, Vice President and General Counsel of Seller (the "Spieker
Letter").

         SECTION 9.23      METWEST, INC.'S LEASE.

         Spieker Properties, L.P., a California limited partnership shall execute a Guaranty for the benefit of Buyer in the form attached hereto as Exhibit J and made a part hereof.

         SECTION 9.24      SURVIVAL.

                (a) Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the parties contained herein shall survive the Closing.

                (b) The provisions of this Article IX shall survive Closing.

         The parties hereto have executed this Agreement as of the respective dates written below.

                    SELLER:            SPIEKER NORTHWEST INC.,
                                       a California corporation

                                       By: /s/ CRAIG G. VOUGHT
                                           -------------------------------------
                                           Craig G. Vought

                                       Its: Vice President
                                            ------------------------------------


                    BUYER: AMERICAN INDUSTRIAL PROPERTIES REIT a Texas Real Estate Investment Trust


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------

                                       Its: V.P.
                                            ------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A                    Real Property Description Exhibit A-1 through Exhibit A-6

Exhibit B                    Allocation of Purchase Price

Exhibit C                    List of Tenant Leases

Exhibit D                    Special Warranty Deed

Exhibit E                    Bill of Sale

Exhibit F                    Assignment of Leases, Service Contracts and Warranties

Exhibit G                    Tenant Estoppel Certificate

Exhibit H                    Assignment and Assumption of Declarant Obligations

Exhibit I                    Assignment and Assumption of Declarant Obligations

Exhibit J                    Guaranty

                             SCHEDULES

Schedule 1                   Personal Property List

Schedule 2                   Disclosure Items

Schedule 3                   Preapproved Leases

Schedule 4                   List of Original Leases

Schedule 5                   List of Service Contracts

Schedule 6                   Pending or Threatened Litigation

Schedule 7                   List of Major Tenants

                                  EXHIBIT A-1

                              SUMMIT PARK AND LAND

                                 AUSTIN, TEXAS



                                 [SEE ATTACHED]

                                  EXHIBIT A-2

                        BROADBENT BUSINESS PARK AND LAND

                            ALBUQUERQUE, NEW MEXICO



                                 [SEE ATTACHED]

                                  EXHIBIT A-3

                            ACADEMY POINT ATRIUM II

                           COLORADO SPRINGS, COLORADO



                                 [SEE ATTACHED]

                                  EXHIBIT A-4

                                 AERO TECH R&D

                           COLORADO SPRINGS, COLORADO



                                 [SEE ATTACHED]

                                  EXHIBIT A-5

                            BLACK CANYON TECH CENTER

                                PHOENIX, ARIZONA



                                 [SEE ATTACHED]

                                  EXHIBIT A-6

                               TUCSON TECH CENTER

                                TUCSON, ARIZONA



                                 [SEE ATTACHED]

                                   EXHIBIT B

                          ALLOCATION OF PURCHASE PRICE



                  PROPERTY                                             PURCHASE PRICE
                  --------                                             --------------

         Tucson Tech Center, Arizona                                     $4,300,000

         Black Canyon Tech, Arizona                                      $7,850,000

         Aero Tech R & D, Colorado                                       $6,600,000

         Academy Pointe Atrium II, Colorado                              $8,650,000

         Broadbent Business Park, New Mexico                             $5,400,000

         Summit Park, Texas                                              $8,200,000

         Summit Land and Broadbent Land                                  $2,500,000

                                   EXHIBIT C

                             LIST OF TENANT LEASES

                                  BY PROPERTY

                                   EXHIBIT D


                             SPECIAL WARRANTY DEED

                                 [See Attached]

                                   EXHIBIT A


                              [Legal Description]

                                 [See Attached]

                                   EXHIBIT B

(a)   Interests of tenants in possession pursuant to the terms of their leases;

(b)   Non-delinquent liens for real estate taxes and assessments

(c) Exceptions disclosed by the preliminary title reports and commitments and amendments thereto received by Grantee, and any other exceptions to title which would be disclosed by an inspection of the Property and/or matters shown on the surveys of the Property [we will specify the matters].

                    CUT AND PASTE GLOBAL ACKNOWLEDGMENT FORM



INSERT

                                   EXHIBIT E

                                  BILL OF SALE

                    ----------------------------------------

         This Bill of Sale (the "Bill of Sale") is made and entered into , 199__, by and between Spieker Northwest, Inc., a California corporation ("Assignor"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas Real Estate Investment Trust ("Assignee").

         In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, free and clear of any liens or encumbrances created by, through or under Assignor except as set forth in Exhibit C, all items of tangible personal property, if any, which are owned by Assignor and situated upon and used exclusively in connection with the land described on the attached Exhibit A (the "Land") and the improvements located thereon (the "Improvements"), and which are described on the attached Exhibit B, but specifically excluding any and all personal property owned by tenants or otherwise considered the property of tenants under any leases affecting the Land or Improvements (the " Personal Property").

         This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit C, attached hereto and made a part hereof for all purposes.

         ASSIGNEEACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED ___________, 1998, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH

INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT.

         The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

                ASSIGNOR:              SPIEKER NORTHWEST INC.,
                                       a California corporation

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                ASSIGNEE:              AMERICAN INDUSTRIAL PROPERTIES REIT,
                                       a Texas Real Estate Investment Trust


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                   EXHIBIT A

                              [LEGAL DESCRIPTION]












                                     E-A-1

                                   EXHIBIT B

                               [PERSONAL PROPERTY














                                     E-A-1

                                   EXHIBIT C


(d)   Interests of tenants in possession pursuant to the terms of their leases;

(e)   Non-delinquent liens for real estate taxes and assessments

(f) Exceptions disclosed by the preliminary title reports and commitments and amendments thereto received by Grantee, and any other exceptions to title which would be disclosed by an inspection of the Property and/or matters shown on the surveys of the Property [we will list such matters].





                                     E-A-1

                                   EXHIBIT F

                    ASSIGNMENT OF LEASES, SERVICE CONTRACTS
                                 AND WARRANTIES

                        -------------------------------



         This Assignment of Lease, Service Contracts and Warranties (this "Assignment") is made and entered into , 199__, by and between SPIEKER NORTHWEST, INC., a California corporation ("Assignor"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas Real Estate Investment Trust ("Assignee").

         For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in (i) those certain leases (the "Leases") listed on Exhibit A, attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof, (ii) those certain service contracts, tenant improvement agreements and leasing commission agreements (the "Contracts") listed on Exhibit B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "Warranties") listed on Exhibit C, attached hereto and made a part hereof for all purposes.

         This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit D, attached hereto and made a part hereof for all purposes.

         ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _____________, 1998, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), THE LEASES, THE CONTRACTS AND THE WARRANTIES ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES, THE CONTRACTS OR THE WARRANTIES, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASES, THE CONTRACTS OR THE WARRANTIES.

         Except as otherwise expressly provided in the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date hereof, by (a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Contracts and/or the Warranties. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to by Assignee hereunder. Assignor agrees to indemnify Assignee and hold harmless and defend Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting by reason of the failure of Assignor to have paid, performed, or discharged any debts, duties or obligations which Assignor was obligated to have paid, performed, or discharged, and which accrued, during Assignor's ownership of the Property (as such term is defined in the Agreement), by (a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, or (b) the Owner under the Contracts and/or Warranties, excluding with respect to clauses (a) and (b) any such debts, duties or obligations arising out of or in any way related to the physical condition of the Property.

         The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager.

         All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

            ASSIGNOR:                  SPIEKER NORTHWEST INC.,
                                       a California corporation

                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

            ASSIGNEE:                  AMERICAN INDUSTRIAL PROPERTIES REIT,
                                       a Texas Real Estate Investment Trust


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                   EXHIBIT G

                          TENANT ESTOPPEL CERTIFICATE
                                 (TENANT NAME)




Name
Address

                  Re: ____________

Dear _________:

         You provided an estoppel certificate to Spieker Northwest, Inc. ("Spieker") in connection with its acquisition of the real property (the "Property") of which you are a tenant. The estoppel certificate is attached hereto and made a part hereof (the "Estoppel Certificate"). _______________ ("Buyer") is in the process of negotiating with Spieker a purchase agreement for the acquisition of the Property by Buyer. In the event Spieker and Buyer are able to negotiate a purchase agreement, Buyer has requested that Spieker obtain from you a recertification of your Estoppel Certificate.

         We would appreciate it if you would sign the enclosed extra counterpart of this letter and return it to _________________________________________________________by Federal Express to
confirm that all of the information and statements contained in the Estoppel Certificate are true and correct as of this date of the letter [EXCEPT - UPDATE ANY INFORMATION NECESSARY] and that all rent and other sums payable under the Lease have been paid through March 1998.

         Thank you very much for your cooperation in this matter.

                                       Very truly yours,

                                       SPIEKER NORTHWEST, INC.,
                                       a California corporation


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------



         We agree that the information
and statements contained in the Estoppel
Certificate are true and correct as of
the date of this letter [EXCEPT-UPDATE
ANY INFORMATION OR STATEMENTS] and that
         all rent and other sums payable
under our Lease have been paid through
March 1998. Spieker, Buyer and any
successors or assigns of Buyer who may
acquire an interest in or title to the
Property, and any lender or its
successors or assigns that may make a
loan with respect to the Property, may
rely on this letter in proceeding with
the acquisition of the Property or in
proceeding with making such a loan.

------------------------------


By:
   --------------------------------------
Its:
    -------------------------------------

Dated:   March __, 1998

                                    EXHIBIT H



               ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATIONS



         RECORDING REQUESTED BY

         AND WHEN RECORDED MAIL TO:

         American Industrial Properties REIT
         6210 North Beltline, Suite 170
         Irving, Texas  75063-2656

         Attention:  Mr. Lew Friedland






--------------------------------------------------------------------------------
                   (SPACE ABOVE THIS LINE FOR RECORDER'S USE)



               ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATIONS
                            (Broadbent Business Park)



                THIS ASSIGNMENT AND ASSUMPTION ("Assignment") dated as of April __, 1998, is between SPIEKER NORTHWEST, INC., a California corporation ("Assignor"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas Real Estate Investment Trust ("Assignee").

                A. Assignor is the declarant under that certain Declaration of Protective Covenants dated February 29, 1980 and recorded on March 14, 1980 in the real estate records of Bernalillo County, New Mexico as Document No. 80-15957 at Book 759 at Pages 691-713, as amended by that certain Amendment of Declaration of Protective Covenants dated June 18, 1981 and recorded on June 19, 1981 in the real estate records of Bernalillo County in the State of New Mexico as Document No. 81-32370 at Book 858 at Pages 932-940, and as amended by that certain Second Amendment of Declaration of Protective Covenants dated July 18, 1986 and recorded on July 23, 1986 in the real estate records of Bernalillo County, New Mexico as Document No. 86-67339 at Book 375-A at Pages 161-171 (the "Declaration").

                B. Assignor is the declarant by virtue of that certain Assignment and Assumption of Declarant Obligations dated as of November 17, 1997 and recorded on November 17, 1997 in the real estate records of Bernalillo County, New Mexico as Document No. 97-120850.

                C. Assignor has transferred to Assignee its interest of Assignor in the real property encumbered by the Declaration.

                D. Assignor desires to assign to Assignee all of the rights and obligations of Assignor as declarant under the Declaration, and Assignee desires to accept the assignment of the rights and obligations and to assume Assignor's rights and obligations as declarant under the Declaration, on the terms and conditions below.

                ACCORDINGLY, Assignor and Assignee agree:

                1. As of the date of this Assignment (the "Effective Date"), Assignor assigns to Assignee all of the rights and obligations of Assignor as declarant under the Declaration.

                2. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all liabilities, losses, damages, claims, costs or expenses, including, without limitation, reasonable attorneys' fees and costs (collectively, the "Claims"), originating prior to the Effective Date and relating to Assignor's rights and obligations as declarant under the Declaration.

                3. As of the Effective Date, Assignee hereby assumes all of Assignor's rights and obligations as declarant under the Declaration and will indemnify Assignor against and hold Assignor harmless from any and all Claims originating on or after the Effective Date and relating to Assignor's rights and obligations as declarant under the Declaration.

                4. To the extent, if at all, Section 56-7-1 NMSA 1978 is applicable to this Assignment, no indemnity obligation provided in this Assignment with respect to the real property encumbered by the Declaration shall extend to liability, claims, damages, losses or expenses, including attorney fees, relating to the construction, installation, alteration, modification, repair, maintenance, servicing, demolition, excavation, drilling, reworking, grading, paving, clearing, site preparation or development of any real property or of any improvement on, above or under real property and arising out of (a) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee, or (b) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where the giving of or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

                5. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained in this Assignment, the losing party shall pay the prevailing party's costs and expenses of the dispute, including, without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in the judgment, and the attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

                6. This Assignment shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors, successors-in-interest and assigns.

                7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                8. This Assignment shall be governed by and construed in accordance with the laws of New Mexico.

                Assignor and Assignee have executed this Assignment the day and year first above written.

                         Assignor:     SPIEKER NORTHWEST, INC.
                                       a California corporation



                                 By:
                                    --------------------------------------

                                 Its:
                                     -------------------------------------



                   Assignee:     AMERICAN INDUSTRIAL PROPERTIES REIT,
                                 a Texas Real Estate Investment Trust



                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                    EXHIBIT I



               ASSIGNMENT AND ASSUMPTION OF DECLARANT OBLIGATIONS

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

American Industrial Properties REIT
6210 North Beltline, Suite 170
Irving, Texas  75063-2656

Attention:  Mr. Lew Friedland




  -------------------SPACE ABOVE THIS LINE FOR RECORDER'S USE------------------



                            ASSIGNMENT AND ASSUMPTION

                                  (Summit Park)



                THIS ASSIGNMENT AND ASSUMPTION ("Assignment") is made and entered into as of April __, 1998, by and between SPIEKER NORTHWEST, INC., a California corporation ("Assignor"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas Real Estate Investment Trust, with reference to the following:

                A. Assignor is the successor declarant/grantor each of the following documents (the "Declarations"):

                    (i) That certain Declaration of Sign and Landscaping Easements and Maintenance Covenants dated March 31, 1988 and recorded on May 2, 1988 in the Official Records of Travis County, Texas, at BOOK 10666, PAGE 988;

                    (ii) That certain Declaration of Easements and Maintenance Covenants dated March 31, 1988 in the Official Records of Travis County, Texas, at BOOK 10667, PAGE 14;

                    (iii) That certain Private Access Easement and Maintenance Agreement dated March 31, 1988 and recorded on May 2, 1988 in the Official Records of Travis County, Texas, at BOOK 10667, PAGE 1; and

                    (iv) That certain Private Access Easement and Maintenance Agreement dated March 31, 1988 and recorded on May 2, 1988 in the Official Records of Travis County, Texas, at BOOK 10666, PAGE 975.

                B. The parties hereto desire that Assignee become the successor declarant/grantor under the Declarations in connection with its acquisition from Assignor of the real property (the "Property") to which the Declarations relate.

                    NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    1. Assignment and Assumption. Effective upon the date of recordation (the "Effective Date") of the deed of the Property by Assignor to Assignee, Assignor assigns to Assignee all of Assignor's rights, powers and reservations under the Declarations, and Assignee accepts such assignment and assumes and agrees to perform the duties and obligations of Assignor accruing or arising under the Declarations from and including the Effective Date.

                    2. Indemnification.

                    (a) If Assignee fails to perform any duty or obligation accruing or arising under the Declarations from and including the Effective Date, Assignee shall indemnify and hold harmless Assignor from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting therefrom. If any litigation or other action is brought against Assignor by reason of any such failure, Assignee shall, upon Assignor's request, defend same at Assignee's expense by counsel reasonably satisfactory to Assignor.

                    (b) If Assignor fails to perform any duty or obligation accruing or arising under the Declarations prior to the Effective Date, Assignor shall indemnify and hold harmless Assignee from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting therefrom. If any litigation or other action is brought against Assignee by reason of any such failure, Assignor shall, upon Assignee's request, defend same at Assignor's expense by counsel reasonably satisfactory to Assignee.

                    3. Attorneys' Fees. In any litigation, arbitration or other action or proceeding arising from this Assignment between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

                    4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                    5. Miscellaneous. This Assignment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and can be modified only by a writing signed by the parties hereto. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas. Time is of the essence. This Assignment may be executed in counterparts with the same effect as if the parties hereto had executed the same document.

                    IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption as of the date first set forth above.




AMERICAN INDUSTRIAL PROPERTIES REIT,           SPIEKER NORTHWEST, INC.
a Texas Real Estate Investment Trust           a California corporation



By:                                            By:
   --------------------------------               ------------------------------
Its:                                           Its:
    -------------------------------                -----------------------------

                                   SCHEDULE 1

                            LIST OF PERSONAL PROPERTY










                                      S1-1

                                   SCHEDULE 2

                                DISCLOSURE ITEMS


Tucson Tech Center, Arizona

o Some portions of the roof have leaks

o The roof needs repairs

o Avent, Inc. is currently appealing the 1998 tax valuation of the property

Black Canyon Tech, Arizona

o Metwest intends to sublease its leased space and/or vacate the leased space before the expiration of its lease

o Sunstrand's tenant improvement allowance

o Drywells located on property may not be registered

Aerotech R&D, Colorado

o Some portions of the roof have leaks

Academy Pointe Atrium II, Colorado

o Compressor currently being replaced

o Property may not be in compliance with certain ADA requirements

o Overlook Systems and OAO Corporation have outstanding tenant improvement allowances

Broadbent Business Park/Land, New Mexico

o Some portions of the roof have leaks

o Cigna's dispute with WCB (prior owner) over payment of building paint job

Summit Park/Land, Texas

o Radian has an outstanding tenant improvement allowance

o Dell Computer has an outstanding tenant improvement allowance

o Dell Computer one (1) Letter of Credit security deposit


                                      S2-1

                                   SCHEDULE 3

                       PREAPPROVED LEASES AND LEASE TERMS









                                      S3-1

                                   SCHEDULE 4

                             LIST OF EXISTING LEASES
                      (AS OF ______________________, 1998)











                                      S4-1

                                   SCHEDULE 5

                            LIST OF SERVICE CONTRACTS

                                 [SEE ATTACHED]













                                      S4-1

                                   SCHEDULE 6

                        PENDING OR THREATENED LITIGATION


None












                                      S6-1

                                   SCHEDULE 7

                              LIST OF MAJOR TENANTS



                                 [See Attached]














                                      S7-1